EXHIBIT 99.3

GROWGENERATION CORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed and combined financial information and related notes present the historical condensed combined financial information of GrowGeneration Corp and Subsidiaries (hereinafter referred to as “GrowGeneration”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and Santa Rosa Hydroponics & Grower Supply LLC. (hereinafter referred to as “Santa Rosa Hydro”), after giving effect to GrowGeneration’s acquisition of certain assets of Santa Rosa Hydro that was completed on July 13, 2018 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of Santa Rosa Hydro based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 reflects the acquisition of certain assets of Santa Rosa Hydro as if the acquisition had occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 combines GrowGeneration’s and Santa Rosa Hydro’s historical results and are presented as if the acquisition had occurred on January 1, 2017 and 2018, respectively.

The condensed combined financial statements include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by GrowGeneration’s management as of the acquisition date of July 13, 2018. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations. The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

F-1

GROWGENERATION CORP AND SUBSIDIARIES

UNAUDITED POR FORM CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

	Historical
	GrowGeneration Corp	Santa Rosa Hydro	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
			$(276,264)	a
Cash and cash equivalents	$17,433,339	$276,264	(2,424,000)	b	$15,009,339
Accounts receivable, net	954,309	-	-		954,309
Inventory	8,089,018	1,500,000	-		9,589,018
Advances to shareholders	-	300,000	(300,000)	a	-
Prepaid expenses and other current assets	610,141	32,000	(32,000)	a	610,141
Total current assets	27,086,807	2,108,264	(3,032,264)		26,162,807

Property and equipment, net	1,411,591	80,548	19,455	b	1,511,594
Intangible assets, net	60,251	-	-		60,251
Goodwill	3,399,412	-	4,883,497	b	8,282,909
Other assets	96,589	-	-		96,589
TOTAL ASSETS	$32,054,650	$2,188,812	$1,870,688		$36,114,150

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,754,952	$75,771	$(75,771)	a	$1,754,952
Other accrued liabilities	5,220	-	-		5,220
Payroll and payroll tax liabilities	163,299	-	-		163,299
Customer deposits	149,608	-	-		149,608
Sales tax payable	217,880	-	-		217,880
Current portion of long-term debt	323,118	-	70,100	b	393,218
Total current liabilities	2,614,077	75,771	(5,671)		2,684,177

Long-term convertible debt, net of debt discount and debt issuance costs	4,516,541				4,516,541
Long term debt, net of current portion	286,868		344,900	b	631,768
Total liabilities	7,417,486	75,771	339,229		7,832,486

Commitments and contingencies

Stockholders’ Equity:
Common stock	23,965		925	b	24,890
Additional paid-in capital	30,188,825		3,643,575	b	33,832,400
Accumulated equity (deficit)	(5,575,626)	2,113,041	(2,113,041)	a	(5,575,626)
Total stockholders’ equity	24,637,164	2,113,041	1,531,459		28,281,664
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,054,650	$2,188,812	$1,870,688		$36,114,150

F-2

GROWGENERATION CORP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Historical
	GrowGeneration Corp	Santa Rosa Hydro	Pro Forma Adjustments		Pro Forma Combined

Sales	$14,363,886	$12,439,511	$-		$26,803,397
Cost of sales	11,094,331	10,607,486	-		21,701,817
Gross profit	3,269,555	1,832,025			5,101,580

Operating expenses:
Store operations	2,963,306	267,300	-		3,230,606
General and administrative	1,022,401	450,577	-		1,472,978
Share based compensation	1,077,932	-	-		1,077,932
			(62,494)	d
Depreciation and amortization	151,561	62,494	20,000	d	171,561
Salaries and related expenses	904,868	453,943	-		1,358,811
Total operating expenses	6,120,068	1,234,314	(42,494)		7,311,888

Income (loss) from operations	(2,850,513)	597,711	42,494		(2,210,308)

Other income (expense):
Gain on settlements	322,058	-	-		322,058
Other income	1,633	1,521	-		3,154
Other expense	(421)	-	-		(421)
Interest expense	(15,339)	(6,053)	(31,145)	c	(52,537)
Total non-operating income (expense), net	307,931	(4,532)	(31,145)		272,254

Net income (loss)	$(2,542,582)	$593,179	$11,349		(1,938,054)

Net loss per shares, basic and diluted	$(.18)				$(.13)

Weighted average shares outstanding, basic and diluted	14,510,582	-	925,000		15,435,582

F-3

GROWGENERATION CORP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

	Historical
	GrowGeneration Corp	Santa Rosa Hydro	Pro Forma Adjustments		Pro Forma Combined

Sales	$11,534,558	$3,527,073	$-		$15,061,631
Cost of sales	8,614,719	2,583,068	-		11,197,787
Gross profit	2,919,839	944,005	-		3,863,844

Operating expenses:
Store operations	2,029,848	130,500	-		2,160,348
General and administrative	762,873	185,387	-		948,260
Share based compensation	553,348	-	-		553,348
			(25,042)	d
Depreciation and amortization	126,994	25,042	10,000	d	136,994
Salaries and related expenses	726,810	167,412	-		894,222
Total operating expenses	4,199,873	508,341	(15,042)		4,693,172

Income (loss) from operations	(1,280,034)	435,664	(15,042)		(829,328)

Other income (expense):
Amortization of debt discount	(622,096)	-	-		(622,096)
Interest income	29,627	-	-		29,627
Other income (expense)	8,444	7,006	-		15,450
Interest expense	(19,330)	-	(16,282)	c	(35,612)
Total non-operating income (expense), net	(603,355)	7,006	(16,282)		(612,631)

Net income (loss)	$(1,883,389)	$442,670	$(1,240)		(1,441,959)

Net loss per shares, basic and diluted	$(.09)				$(.07)

Weighted average shares outstanding, basic and diluted	20,230,146		925,000		21,155,146

F-4

GROWGENERATION CORP
NOTES TO UNAUDITED PRO FORMA
CONDENSED AND COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed and combined balance sheet as of June 30, 2018 combines GrowGeneration’s historical condensed consolidated balance sheet with the historical balance sheet of SANTA ROSA HYDRO and has been prepared as if our acquisition of certain assets of SANTA ROSA HYDRO occurred on June 30, 2018. The unaudited pro forma condensed and combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 combine our historical condensed consolidated statements of operations with SANTA ROSA HYDRO’s historical statements of operations and have been prepared as if the acquisition occurred on January 1, 2017, 2018, respectively. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on the combined results.

We have accounted for the asset acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on GrowGeneration management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired from SANTA ROSA HYDRO based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed and combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2. PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. The Company agreed to pay the sellers a total of $1,800,000 and 300,000 shares of common stock of the Company as consideration for the assets.

Cash at closing	$2,425,000
Fair value of common stock issued	3,645,000
Seller financed notes	415,000
Total purchase consideration	$6,485,000

F-5

The following table summarizes the preliminary allocation of the assets acquired based on their fair values on the acquisition date.

Inventory	$1,500,000
Property and equipment	100,000
Goodwill	4,885,000
Total	$6,485,000

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed and combined financial statements are as follows:

a)	Eliminate assets and liabilities not acquired in the asset purchase.

b)	Record cash issued at closing, fair value of common stock issued and seller financing notes payable to fair market value of assets acquired.

c)	Record interest related to seller financing notes payable

d)	Adjust depreciation expense for fair market value of property and equipment acquired

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